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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

We have issued our report dated January 28, 1997 accompanying the consolidated financial statements included in the Annual Report on Form 10-K of Highland Bancorp, Inc. and subsidiaries for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Highland Bancorp, Inc. and subsidiaries on Form S-8.

/s/ Grant Thornton LLP

Irvine, California
March 30, 1999